Exhibit 10.12

Execution Version

DATED:  December 24, 2010

(1)           THE PERSONS NAMED IN COLUMN (1) OF SCHEDULE 2

(2)           ACQUITY GROUP LIMITED

(3)  2020 CHINA HOLDINGS, LTD.

SALE AND PURCHASE AGREEMENT

in relation to 380,336 units

 in the authorised units of

ACQUITY GROUP, L.L.C.

Deacons

Solicitors & Notaries

Alexandra House

5th Floor

Hong Kong

www.deaconslaw.com

Tel : 28259211

Fax : 28100431

THIS AGREEMENT is made on

BETWEEN

(1)                                  THE PERSONS whose names and addresses are set out in column (1) of Schedule 2 (collectively the “Unit Holders” and each a “Unit Holder”);

(2)                                  ACQUITY GROUP LIMITED, a company incorporated with limited liability in the Cayman Islands and having its registered office at the offices of Walkers Corporate Services Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands (“AGL”); and

(3)                                  2020 CHINA HOLDINGS, LTD., a company incorporated with limited liability in the Cayman Islands and having its registered office at the offices of Walkers Corporate Services Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands (“2020 China Holdings”).

RECITALS

(A)                               Acquity Group, L.L.C. (the “Company”) is a limited liability company formed under the Delaware Limited Liability Company Act and having authorized 2,080,228 Units (as defined below) as set forth in the Third Amended and Restated Operating Agreement of the Company, as amended to date (the “Company Operating Agreement”).  Further particulars of the Company are set out in Schedule 1.

(B)                                 The Unit Holders have agreed to sell and AGL has agreed to purchase the Sale Units (as defined below); and AGL has agreed to issue and allot Consideration Shares (as defined below) to the Unit Holders and/or their respective nominee(s), subject to and upon the terms and conditions set out in this Agreement.

IT IS HEREBY AGREED:

1.                                      Definitions and Interpretation

1.1                                 In this Agreement, where the context so admits, the following words and expressions shall have the following meanings:

“AGL Board Resolutions”	the written resolutions of the board of directors of AGL substantially in the form set out in Schedule 4 or in such other form as the Parties may agree in writing;

“AGL Group”	AGL and its direct and indirect subsidiaries;

“AGL Shareholder’s Resolutions”	the written resolution of the sole shareholder of AGL substantially in the form set out in Schedule 3 or in such other form as the Parties may agree in writing;

“Board”	the board of directors of the Company;

“Closing Time”	shall have the meaning set forth in Clause 2.4;

“Completion”	completion of the sale and purchase of the Sale Units as specified in Clause 4;

“Consideration Shares”

an aggregate of 11,378,076 shares of par value of US$0.0001 each in the capital of AGL to be allotted and issued by AGL in favour of the Unit Holders and/or their respective nominee(s) as consideration for the Sale Units pursuant to the terms of this Agreement;

“Constituent Documents”

with respect to any entity, the certificate or articles of incorporation, memorandum and articles of association, by-laws, minute books, or any similar charter or other organizational or governing documents;

“Convertible Bonds”

various convertible bonds issued by 2020 GlobalGrowth Equities Limited, a wholly-owned subsidiary of AGL and a limited liability company incorporated under the laws of Cayman Islands, pursuant to (a) the agreement dated 14 December 2007 entered into between 2020 GlobalGrowth Equities Limited and Datai Bay Investments Ltd.; and (b) the agreement dated 21 December 2007 entered into between 2020 GlobalGrowth Equities Limited and SHK Asian Opportunities Holdings Ltd.;

“Encumbrance”

any option, right to acquire, right of pre-emption, mortgage, charge, pledge, lien, hypothecation, title retention, right of set off, counterclaim, trust arrangement or other security or any equity or restriction or adverse right of any description;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Parties”	the parties to this Agreement and “Party” shall be construed accordingly;

“Sale Units”	an aggregate of 380,336 Units to be sold by the Unit Holders subject to the terms of this Agreement;

“Stock Exchange”	KOSDAQ (Korean Securities Dealers Automated Quotations); and

“Unit(s)”	units of the Company, representing ownership of equity interest in the Company, all of which are designated as Class A Units;

“US$” or “USD”	United States Dollars, the lawful currency of the United States.

1.2                                 References in this Agreement to:-

(a)                                  Clauses, Recitals and Schedules are references to clauses and sub-clauses of and recitals and schedules to this Agreement;

(b)                                 any statute, regulation or other statutory provision are references to such statute, regulation or provision as from time to time amended, modified, consolidated, codified or re-enacted and includes subsidiary legislation made thereunder;

(c)                                  a company are to a body corporate (wherever incorporated);

(d)                                 a person includes any company, unincorporated associations, institutions and trustees; and

(e)                                  this Agreement (or any specific provision hereof) or any other document shall be construed as references to this Agreement, that provision or that other document as amended, varied or modified from time to time.

1.3                                 Headings in this Agreement are for ease of reference only and shall not affect the interpretation or construction of this Agreement.

1.4                                 In this Agreement, words denoting the singular include the plural and vice versa, words denoting one gender include all genders.

1.5                                 In construing this Agreement:-

(a)                                  the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(b)                                 general words shall not be given a restrictive meaning by particular examples intended to be embraced by the general words.

1.6                                 The following Schedules shall form an integral part of this Agreement, and shall have the same force and effect as the main body of this Agreement:-

Schedule 1                                    :                                             Details of the Company

Schedule 2                                    :                                             Details of the Unit Holders

Schedule 3                                    :                                             Form of the AGL Shareholder’s Resolutions

Schedule 4                                    :                                             Form of the AGL Board Resolutions

Schedule 5                                    :                                             Capitalization of AGL immediately after Completion

2.                                      Sale and purchase of the Sale Units

2.1                                 Subject to and upon the terms and conditions of this Agreement, each of the Unit Holders shall as the beneficial owner, sell to AGL the relevant number of the Sale Units set opposite its name in column (2) of Schedule 2, and AGL agrees to purchase the same from the Unit Holders respectively, in each case free from Encumbrance and together with the benefit of all rights and profits attaching thereto as at the date of Completion including but not limited to all rights to dividends and other distribution declared made or payable thereon.

2.2                                 AGL shall not be obliged to complete the purchase of any of the Sale Units unless the purchases of all the Sale Units are completed simultaneously.

2.3                                 AGL shall cause 2020 Global Investments, LLC to irrevocably and unconditionally waive, and each Unit Holder hereby, irrevocably and unconditionally waives, any right of first refusal and co-sale rights which it may have, and any other restriction that may apply, whether pursuant to the Constituent Documents of the Company or otherwise, in relation to the sale and purchase of the Sale Units pursuant to this Agreement; AGL shall further cause 2020 Global Investments, LLC and the Company to take such further actions as the Unit Holders may reasonably request in order to effect the transfer of the Sale Units free from Encumbrance and with the benefit of rights and profits as required by Clause 2.1.

2.4                                 The Unit Holders and AGL agree that effective as of the beginning of the date of the transfer of the Sale Units (the “Closing Time”) (a) the taxable year of the Company shall close with respect to the Unit Holders; and (b) the Company shall use the closing of the books method of accounting for allocating items of income, gain, loss, deduction and credits for U.S. federal income tax purposes to be allocated between members of the Company as if the taxable year of the Company had closed as of the Closing Time.  The Unit Holders and AGL further agree that the Company shall continue to accrue for and distribute quarterly cash distributions to each member of the Company for each such member’s allocable share of the Company’s taxable income as set forth in the Company Operating Agreement and for all or any portion of any quarterly period up to and including the date of the transfer of the Sale Units.

3.                                      Consideration

In consideration of the Unit Holders agreeing to sell the Sale Units to AGL, AGL agrees to issue and allot (credited as fully paid) such number of the Consideration Shares in favour of each Unit Holder and/or its nominee(s) set opposite its name in column (3) of Schedule 2.  The Consideration Shares shall rank pari passu in all respects with the issued shares of AGL existing as at Completion under the Constituent Documents of AGL, including all rights to dividends and other distributions.

4.                                      Completion

4.1                                 This Agreement shall be completed simultaneously with the execution and final delivery of this Agreement with original signature pages by all the Parties.

4.2                                On Completion, each Unit Holder shall deliver to AGL:

(a)                                  valid instrument(s) of transfer in respect of its Sale Units duly executed by the registered holder thereof in favour of 2020 Global Investments, LLC (having been nominated by AGL to receive the Sale Units by assignment of AGL), accompanied by the relevant original certificate(s) for the Sale Units, if applicable (if any of the Sale Units is registered in the name of nominee(s), the production of evidence satisfactory to AGL that such nominee(s) hold the relevant Sale Units as trustee);

(b)                                 if it is a corporate, a certified copy of the resolutions of its board of directors and its shareholders (if appropriate) approving this Agreement, the execution thereof and all transactions contemplated hereunder;

(c)                                  a certified copy of the resolution or minutes of a meeting of the Board approving the transfer and registration of the Sale Units in the name of AGL, if so approved by the Board; and

(d)                                 such other documents as AGL may reasonably require for obtaining good title to all the Sale Units and to enable 2020 Global Investments, LLC (as assignee) to become the beneficial and registered holder thereof.

4.3                                 On Completion, AGL shall:

(a)                                   deliver to the Unit Holders the validly executed instruments of transfer in respect of the Sale Units; and

(b)                                  have procured the passing of the AGL Shareholder’s Resolutions and the AGL Board Resolutions;

(c)                                   have procured the entering of the names of the Unit Holders and/or the name of their respective nominee(s) on the register of members of AGL in respect of the Consideration Shares set opposite their respective names in column (3) of Schedule 2;

(d)                                  issue and deliver share certificates to the Unit Holders and/or their respective nominee(s) in respect of their respective Consideration Shares;

(e)                                   deliver the validly executed waiver of 2020 Global Investments, LLC referred to in Clause 2.3 above, in such form and substance reasonably satisfactory to the Unit Holders; and

(f)                                     deliver such other documents as the Unit Holders may reasonably require for obtaining good title to all the Consideration Shares and to enable the Unit Holders to become the beneficial and registered holders thereof, free of any Encumbrance, restriction or limitation.

5.                                      Warranties and Undertakings

5.1                                 Each of the Unit Holders hereby severally represents and warrants to AGL that:-

(a)                                each of them is the registered and beneficial owner of such number of the Sale Units set opposite its name in column (2) of Schedule 2 and has all necessary power and capacity to sell on Completion such number of Sale Units free from all Encumbrances and together with all rights attaching thereto as at the date of Completion;

(b)                               each of them has full power and authority to enter into and perform this Agreement and the provisions of this Agreement constitute valid and binding obligations on it, in accordance with its terms; and

(c)                                the execution and delivery of, and the performance by it or his obligations under, this Agreement will not result in a breach of any order, judgment or decree of any court or government agency by which it or he is bound or violate any applicable law.

5.2                                 AGL hereby represents, warrants and covenants to the Unit Holders that:-

(a)                                it is duly organized, validly existing and in good standing and has full power and authority to enter into and perform this Agreement and the provisions of this Agreement constitute valid and binding obligations on it in accordance with its terms;

(b)                               the execution and delivery of, and the performance by it of its obligations under, this Agreement will not result in a breach of any order, judgment or decree of any court or government agency by which it is bound or violate any applicable law;

(c)                                the Consideration Shares, when issued, shall be and are duly authorised by AGL and free from all Encumbrances and shall be and are, when allotted and issued, fully paid up and validly issued and rank, as of when issued and at all times thereafter through the initial public offering of AGL on the Stock Exchange, pari passu in all respects with the issued shares of AGL under the Constituent Documents of AGL, including all rights to dividends and other distributions;

(d)                               Schedule 5 is a true and correct statement of the capitalization of AGL immediately after giving effect to the sale and purchase of the Sale Units as provided in Clause 2.1;

(e)                                the only debt, liabilities or obligations of the AGL Group outside of those incurred in the normal course of business of the Company are the Convertible Bonds and any tax liabilities with respect to the Convertible Bonds, and the AGL Group will not incur or otherwise accrue any other or additional debts or other liabilities other than in the normal course of business of the Company or as reasonably required in relation to the anticipated initial public offering of AGL on the Stock Exchange;

(f)                                  the ownership and capitalization of AGL upon completion shall be as set forth in Schedule 5, which sets forth the statement of the capitalization of AGL immediately after giving effect to the sale and purchase of the Sale Units as provided in Clause 2.1, and no new equity shall be issued throughout the term of this covenant; provided, however, that subject to the satisfaction and/or transfer and release of all pre-existing debts and liabilities, including tax liabilities, of the AGL Group incurred outside of the normal course of operations of the Company, including but not limited to those related to or arising from the

Convertible Bonds (such satisfaction and/or transfer to be accomplished at no expense to the AGL Group or the Unit Holders), AGL may issue shares prior to, but only if related to, the initial public offering of AGL, including, for the avoidance of doubt, reasonable issuances to strategic and/or cornerstone investors; and

(g)                               there is no capital duty payable in connection with the issue and allotment of the Consideration Shares to the Unit Holders and/or their respective nominee(s).

5.3                                AGL agrees to provide each Unit Holder with a loan subject to such market standard terms and conditions prevailing in the United States for the sole purpose of meeting any United States federal or state tax obligation arising from or relating to the transfer of the Sale Units in the event any such Unit Holder is unable to obtain a loan for such amount from a third party lender on market standard terms and conditions before the date by which such payment is due.  Each Unit Holder shall use its best endeavours to replace such loan from AGL with a loan from a third party lender on market standard terms and conditions, in any event such loan shall be replaced no later than the date of initial public offering of AGL on the Stock Exchange or such earlier date as may be required by the relevant rules and regulations of the Stock Exchange.

5.4                                The representations, warranties and covenants contained in this Clause 5 shall survive Completion and shall continue in effect until the initial public offering of AGL on the Stock Exchange.

6.                                      Announcement and Confidentiality

Subject to any applicable statutory or regulatory rules or otherwise as may be required by any regulatory authority in United States and Korea (including but not limited to the Stock Exchange) or in other relevant jurisdiction, none of the Parties shall make any public announcement in relation to or otherwise make public or disclose to any third party the terms of this Agreement or the transactions or arrangements hereby contemplated or herein referred to or any matter ancillary hereto or thereto without the prior consent of the others (which consent shall not be unreasonably withheld or delayed).

7.                                      Stamp Duty and Costs

7.1                                 Stamp duty payable on the sale and purchase of the Sale Units, if any, shall be borne by AGL.

7.2                                 Each Party shall pay its own costs and expenses of and incidental to this Agreement.

8.                                      Time of Performance

8.1                                 Time shall be of essence to this Agreement.

8.2                                 No time or indulgence given by any Party to any other Parties shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

9.                                      Further Assurance

Each of the Unit Holders shall execute and perform such further documents and acts as AGL may reasonably require effectively to vest the beneficial and registered ownership of the Sale Units in AGL free from any Encumbrance and with all rights attaching thereto and interests and to give effect to the obligations of the Unit Holders under this Agreement.

10.                               Assignment and Succession

None of the rights or obligations of a Party under this Agreement may be assigned or transferred without the prior written consent of the other Parties.

11.                               Invalidity

If any term in or provision of this Agreement shall be held to be illegal or unenforceable in whole or in part under any enactment or rule of law, the term or provision shall to that extent be deemed not to form part of this Agreement, and the enforceability of the remainder of this Agreement shall not be affected.

12.                               General

12.1                           This Agreement supersedes any previous agreement, letter of intent and memorandum of understanding between the Parties in relation to the transactions contemplated hereunder.  The Parties acknowledge that no claim shall arise in respect of any agreement so superseded by this Agreement.

12.2                           This Agreement contains the entire agreement between the Parties relating to the transactions provided for herein, and there are no other warranties, conditions or terms applicable thereto whether express or implied.

12.3                           Any variation to this Agreement shall be binding only if it is recorded in a document signed by AGL and each of the Unit Holders and, with respect to any variation to Clause 5.4, also 2020 China Holdings.

12.4                           All obligations and liabilities of Unit Holders hereunder shall be several.

13.                               Notices

13.1                           Any notice or other communication to be given under or in connection with this Agreement shall be in writing and shall be left at or sent by post (if posted to an address in Hong Kong), pre-paid registered airmail (if posted at an address outside Hong Kong), telex or facsimile transmission to the relevant Party to the respective addresses set out below or to such other address and/or number as may have been last notified in writing by such Party to the other Parties hereto.

To the Unit Holders:

To the respective address set out in Column (1) of Schedule 2

To Acquity Group Limited:-

Address	:	Room 2303, China Insurance Group Building
141 Des Voeux Road Central
Central, Hong Kong

To 2020 China Holdings, Ltd.:-

Address	:	Room 2303, China Insurance Group Building
141 Des Voeux Road Central
Central, Hong Kong

13.2                           Any such notice or other document shall be deemed to have been duly given upon receipt if left or sent by facsimile transmission, or if sent by telex upon the receipt by the sending machine of the addressee’s confirmatory answerback and in the case of notice sent by post it shall be deemed to have been given on the day after the date of posting or 7 days after posting in the case of airmail.  In proving the giving of a notice it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and posted or that the applicable means of telecommunication was properly received (as the case may be).

14.                               Counterparts

This Agreement may be signed in any number of counterparts all of which, when taken together, shall constitute one and the same document. A Party may enter into this Agreement by signing any counterpart. This Agreement shall not be effective until it has been dated and signed by all the Parties and such signature pages have been fully delivered.

15.                               Governing Law and Submission to Arbitration

15.1                           This Agreement shall be governed by, and construed in accordance with the laws of Hong Kong.

15.2                           Each Party irrevocably agrees to submit any and all disputes, claims and controversies of whatever nature related to or arising out of this Agreement to arbitration in Hong Kong by the Hong Kong International Arbitration Centre and in accordance with the UNCITRAL Arbitration Rules in force when the notice of arbitration is submitted in accordance with such Rules.

SIGNATURE PAGES FOLLOW

SIGNATURE PAGES TO SALE AND PURCHASE AGREEMENT

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

/s/ Mathew T. Schweltz
SIGNED by Mathew T. Schweltz	)
)
for and on behalf of	)
Acquity Holdings, L.L.C.	)
In the presence of:-)

/s/ Raymond Grady
SIGNED by Raymond Grady	)
In the presence of:-)

/s/ James D. Newman
SIGNED by James D. Newman	)
In the presence of:-)

/s/ Mark R. Joseph
SIGNED by Mark R. Joseph	)
In the presence of:-)

/s/ Andrew A. Peebler
SIGNED by Andrew A. Peebler	)
In the presence of:-)

/s/ Jonathan E. Borg-Breen
SIGNED by Jonathan E. Borg-Breen	)
In the presence of:-)

/s/ Jay D. Dettling
SIGNED by Jay D. Dettling	)
In the presence of:-)

/s/ Rick Nash
SIGNED by Rick Nash	)
In the presence of:-)

/s/ Todd Schwarz
SIGNED by Todd Schwarz	)
In the presence of:-)

/s/ Kevin Doohan
SIGNED by Kevin Doohan	)
In the presence of:-)

/s/ Chris Hauca
SIGNED by Chris Hauca	)
In the presence of:-)

/s/ Tse Shiu Wah
SIGNED by	)
)
for and on behalf of	)
Acquity Group Limited	)
In the presence of:-)

/s/ Chan Kin Fei Adrian
SIGNED by Chan Kin Fei Adrian	)
)
for and on behalf of	)
2020 China Holdings, Ltd.	)
In the presence of:-)

SCHEDULE 1

DETAILS OF THE COMPANY

1.	Name of company:	ACQUITY GROUP, L.L.C.

2.	Registered number:	3372217

3.	Address of registered office	2711 Centerville Road Wilmington, DE 19808 U.S.A.

	Address of offices of principal
	business:	500 West Madison Street, Suite 2200 Chicago, IL 60661 U.S.A.

4.	Date and place of formation:	March 22, 2001 Delaware, U.S.A.

5.	Authorised units as set forth in the operating agreement:	2,080,228 Units

6.	Issued units:	1,252,756 Units

7.	Members and Equity Interest:	Registered Unit Holders	Units

		2020 Global Investments, LLC	872,420
		Acquity Holdings, L.L.C.	319,527
		Raymond Grady	23,613
		James D. Newman	8,501
		Mark R. Joseph	7,500
		Andrew A. Peebler	9,400
		Jonathan E. Borg-Breen	4,167
		Jay D. Dettling	5,082
		Rick Nash	500
		Todd Schwarz	785
		Kevin Doohan	659
		Chris Hauca	602
		Total	1,252,756

8.	Directors:	Christopher Dalton George Lu William Sharp

SCHEDULE 2

DETAILS OF THE UNIT HOLDERS

Column (1)	Column (2)	Column (3)
Name and Address of the Unit Holders	Number of Sale Units beneficially owned by the Unit Holders	Number of Consideration Shares to be issued and credited as fully paid up to the Unit Holders and/or their respective nominee(s) by AGL

Acquity Holdings, L.L.C.	319,527	9,558,923

500 W Madison St #2200 Chicago, IL 60661-2557 United States

Raymond Grady	23,613	706,403

500 W Madison St #2200 Chicago, IL 60661-2557 United States

James D. Newman	8,501	254,315

500 W Madison St #2200 Chicago, IL 60661-2557 United States

Mark R. Joseph	7,500	224,369

500 W Madison St #2200 Chicago, IL 60661-2557 United States

Andrew A. Peebler	9,400	281,209

500 W Madison St #2200 Chicago, IL 60661-2557 United States

Jonathan E. Borg-Breen	4,167	124,659

500 W Madison St #2200 Chicago, IL 60661-2557 United States

Jay D. Dettling	5,082	152,032

500 W Madison St #2200 Chicago, IL 60661-2557 United States

Rick Nash	500	14,958

500 W Madison St #2200 Chicago, IL 60661-2557 United States

Todd Schwarz	785	23,484

500 W Madison St #2200 Chicago, IL 60661-2557 United States

Kevin Doohan	659	19,715

500 W Madison St #2200 Chicago, IL 60661-2557 United States

Chris Hauca	602	18,009

500 W Madison St #2200 Chicago, IL 60661-2557 United States

TOTAL:	380,336	11,378,076

SCHEDULE 3

FORM OF THE SHAREHOLDER’S RESOLUTIONS OF AGL

ACQUITY GROUP LIMITED

(the “Company”)

(incorporated in the Cayman Islands with limited liability)

RESOLUTIONS IN WRITING OF THE SOLE SHAREHOLDER OF THE COMPANY PASSED PURSUANT TO THE COMPANY’S ARTICLES OF ASSOCIATION

We, the undersigned, being the Sole Shareholder of the Company, hereby RESOLVE as follows:-

THE DOCUMENT

It is hereby noted that draft of the following document (the “Document”), copies of which are annexed hereto, have been considered by the Directors of the Company (the “Directors”):-

a sale and purchase agreement to be entered into among Acquity Holdings, L.L.C., Raymond Grady, James D. Newman, Mark R. Joseph, Andrew A. Peebler, Jonathan E. Borg-Breen, Jay D. Dettling, Rich Nash, Todd Schwarz, Kevin Doohan and Chris Hauca] as Unit Holders (“Unit Holders”), 2020 China Holdings, Ltd. and the Company, pursuant to which the Unit Holders have agreed to transfer all their units in the capital of Acquity Group, L.L.C. to AGL, in consideration of the Company allotting and issuing 11,378,076 new shares credited as fully paid in favour of the Unit Holders and/or their respective nominee(s).

The Directors have considered the Document and the transactions contemplated under the Document (the “Transactions”) and have approved the Document and the Transactions by written resolutions dated [•] (the “Director’s Resolutions”).

IT IS RESOLVED THAT:-

(A)                        in the opinion of the Sole Shareholder, the entry into and performance by the Company of its obligations under the Document would be to the Company’s long-term commercial benefit and in its commercial interests;

(B)                          entry into the Transactions be and is hereby approved; and

(C)                          entry into of the Document and of any ancillary documents required to be entered into by the Company in connection with the Transactions in accordance with the Director’s Resolutions be and is hereby approved and the Company be and is hereby authorised to perform its obligations thereunder.

Dated

2020 China Holdings, Ltd., previously known as 2020 China Fund Limited

SCHEDULE 4

FORM OF THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF AGL

ACQUITY GROUP LIMITED

(the “Company”)

(incorporated in the Cayman Islands with limited liability)

RESOLUTIONS IN WRITING OF ALL THE DIRECTORS OF THE COMPANY PASSED PURSUANT TO THE COMPANY’S ARTICLES OF ASSOCIATION

THE DOCUMENT

It is noted that the Directors have received the following document (the “Document”):-

a sale and purchase agreement to be entered into among [Acquity Holdings, L.L.C., Raymond Grady, James D. Newman, Mark R. Joseph, Andrew A. Peebler, Jonathan E. Borg-Breen, Jay D. Dettling, Rich Nash, Todd Schwarz, Kevin Doohan and Chris Hauca] as Unit Holders (“Unit Holders”), 2020 China Holdings, Ltd. and the Company, pursuant to which the Unit Holders have agreed to transfer all their units (“Sale Units”) in the capital of Acquity Group, L.L.C. to AGL, in consideration of the Company allotting and issuing 11,378,076 new shares credited as fully paid in favour of the Unit Holders and/or their respective nominee(s).

It is noted that each of the Directors have disclosed all of their respective interests in the matters mentioned herein in accordance with the Company’s Articles of Association.

IT IS RESOLVED THAT:-

(A)                              in the opinion of the Directors, the entry into and performance by the Company of its obligations under the Document would be in the Company’s long term commercial benefit and commercial interests;

(B)                                the transactions contemplated by and under the Document be approved and authorised;

(C)                                the Company enter into the Document;

(D)                               the form of the Document be approved on behalf of the Company subject to such amendments and additions thereto as any one Director or (if applicable) any attorney or duly authorised signatory of the Company (any such person being an “Attorney” or “Authorised Signatory”, respectively) in their absolute discretion and opinion deem appropriate, the signature of any one Director, Attorney or Authorised Signatory on the Document being due evidence for all purposes of the approval of any such amendment or addition and the final terms thereof on behalf of the Company;

(E)                                 the Company does give, make, sign, execute and deliver all such notes, deeds, agreements, letters, notices, certificates, acknowledgements, instructions, fee letters and other documents (whether of a like nature or not) (the “Ancillary Documents”) as may in the sole opinion and absolute discretion of any one Director, Attorney or Authorised Signatory be considered necessary or desirable for the purpose of compliance with any condition precedent or the coming into effect of or otherwise giving effect to, consummating or completing or procuring the performance and completion of all or any of the transactions contemplated by or referred to in the Document and the Company do all such acts and things as might in the opinion and absolute discretion of any one Director, Attorney or Authorised Signatory be necessary or desirable for the purposes stated above;

(F)                                 the Ancillary Documents be in such form as any one Director, Attorney or Authorised Signatory in their absolute discretion and opinion approve, the signature of any one Director, Attorney or Authorised Signatory on any of the Ancillary Documents being due evidence for all purposes of his approval of the terms thereof on behalf of the Company; and

(G)                                the Document and Ancillary Documents, where required to be executed by the Company (whether under hand or as a deed), be executed by the signature thereof of any one Director, Attorney or Authorised Signatory and where required to be sealed, by affixing thereto of the Seal of the Company, witnessed as required by the Articles of Association of the Company.

ISSUE OF ORDINARY SHARES

It is noted that in accordance with the terms of, and subject to the conditions set out in, the Document, the Directors propose to issue the number of Ordinary Shares set out in the table below fully paid to the persons set out in the table below at Completion (as such term is defined in the Document) (“Completion”).

IT IS RESOLVED THAT:

(A)                              subject to Completion taking place and receipt by the Company of the Sale Units on the terms of the Document, the issue to the persons of the number of Ordinary Shares set out in the table below fully paid at Completion be and is hereby approved as follows:

Name	Number of Ordinary Shares
Acquity Holdings, L.L.C.	9,558,923
Raymond Grady	706,403
James D. Newman	254,315
Mark R. Joseph	224,369
Andrew A. Peebler	281,209
Jonathan E. Borg-Breen	124,659
Jay D. Dettling	152,032
Rick Nash	14,958
Todd Schwarz	23,484
Kevin Doohan	19,715
Chris Hauca	18,009

(B)                                the registered office of the Company be and is hereby instructed to make the appropriate entries in the Register of Members to reflect the issuances of the Ordinary Shares at Completion as set out above; and

(C)                                the Directors be and are hereby authorised to arrange for the issue of share certificates representing the number of Ordinary Shares issued to the persons as set out above at Completion and to witness the affixing of the seal thereto.

GENERAL AUTHORISATION

IT IS RESOLVED THAT, in connection with or to carry out the actions contemplated by the foregoing resolutions, each of the Directors, officers or (if applicable) any attorney or duly authorised signatory of the Company (any such person being an “Attorney” or “Authorised Signatory” respectively) be, and such other persons as are authorised by any of them be, and each hereby is, authorised, in the name and on behalf of the Company, to do such further acts and things as any Director or officer or such duly authorised other person shall deem necessary or appropriate, including to do and perform (or cause to be done and performed), in the name and on behalf of the Company, all such acts and to sign, make, execute, deliver, issue or file (or cause to be signed, made, executed, delivered, issued or filed) with any person including any governmental authority or agency, all such agreements, documents, instruments, certificates, consents or waivers and all amendments to any such agreements, documents, instruments, certificates, consents or waivers and to pay, or cause to be paid, all such payments, as any of them may deem necessary or advisable in order to carry out the intent of the foregoing resolutions, the authority for the doing of any such acts and things and the signing, making, execution, delivery, issue and filing of such of the foregoing to be conclusively evidenced thereby.

RATIFICATION OF PRIOR ACTIONS

IT IS RESOLVED THAT any and all actions of the Company, or of any Director or officer or any Attorney or Authorised Signatory, taken in connection with the actions contemplated by the foregoing resolutions prior to the execution hereof be and are hereby ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval and approved by, all the Directors prior to such action being taken.

Dated

Guangming George LU	William John SHARP

TSE Shiu Wah

SCHEDULE 5

CAPITALIZATION OF AGL AND THE AGL GROUP IMMEDIATELY AFTER COMPLETION

Column (1)	Column (2)	Column (3)
Name of holders of shares of AGL	Number of shares in AGL to be held immediately after Completion	Approximate percentage

2020 China Holdings	26,099,188	69.64%

Acquity Holdings, L.L.C.	9,558,923	25.51%

Raymond Grady	706,403	1.88%

James D. Newman	254,315	0.68%

Mark R. Joseph	224,369	0.60%

Andrew A. Peebler	281,209	0.75%

Jonathan E. Borg-Breen	124,659	0.33%

Jay D. Dettling	152,032	0.41%

Rick Nash	14,958	0.04%

Todd Schwarz	23,484	0.06%

Kevin Doohan	19,715	0.05%

Chris Hauca	18,009	0.05%

TOTAL:	37,477,264	100.00%